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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


Wright & Company, Inc. (Wright) hereby consents to the use of our reports dated November 24, 1998, entitled "Evaluation and Review of Oil and Gas Reserves to the Interests of Resource Energy, Inc. and Atlas America, Inc., in Certain Properties Located in Various States, Job 8.463" and November 15, 1999, entitled "SUMMARY REPORT, Evaluation of Oil and Gas Reserves to the Interests of Resource America, Inc. in Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective September 30, 1999, Job 9.510" in Resource America, Inc.'s Annual Report on Form 10-K for fiscal year ended September 30, 1999.


                                           Wright & Company, Inc.


                                           By: s/s D. Randall Wright
                                              ------------------------------
                                              D. Randall Wright
                                              President

December 29, 1999
Brentwood, Tennessee